UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2020

LODGING FUND REIT III, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56082	83-0556111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 43rd Street South, Suite 205
Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 630-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to Purchase Agreement

Homewood Suites by Hilton – Southaven, Mississippi

On January 31, 2020, Lodging Fund REIT III OP, LP (the “Buyer”), which is the operating partnership subsidiary of Lodging Fund REIT III, Inc. (the “Company”), and CVH Airways, LLC (the “Seller”) executed an amendment to the Asset Purchase Agreement between the Buyer and the Seller, dated as of November 5, 2019 (the “Purchase Agreement”), pursuant to which the Buyer has agreed to acquire the 99-room Homewood Suites by Hilton hotel in Southaven, Mississippi (the “Hotel Property”) from the Seller. The Seller is not affiliated with the Company or Legendary Capital REIT III, LLC, the Company’s external advisor. Per the amendment to the Purchase Agreement the agreed upon closing shall be held on or before February 28, 2020, and the parties may close on an earlier date as agreed to by both Buyer and Seller.  Upon execution of the amendment to the Purchase Agreement, the Buyer deposited $600,000 of additional earnest money in escrow which shall be applied to the purchase price at closing. Except in certain circumstances described in the Purchase Agreement, if the Buyer fails to complete the acquisition, it will forfeit the earnest money.  There can be no assurance that the Buyer will complete the acquisition of the Hotel Property.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGING FUND REIT III, INC.

Dated: February 3, 2020	BY:	/s/ Corey R. Maple
Corey R. Maple
Chairman of the Board, Chief Executive Officer and Secretary